Exhibit 99.2

Attachment to Form 3 in accordance with instruction 5(b)(v).

FORM 3 JOINT FILER INFORMATION

Name and Address:	Kings Cross Capital, LLC
3649 Brunswick Avenue North
Minneapolis, MN 55422

Date of Event Requiring Statement:	November 7, 2007
Issuer and Ticker Symbol:	GCA III Acquisition Corp. (NONE)
Relationship to Issuer:	10% Owner

TABLE I INFORMATION
Title of Security:	Common stock, par value $0.0001
per share
Amount of Securities Beneficially Owned:	5,000,000
Ownership Form:	D
Nature of Indirect Beneficial Ownership:	--
KINGS CROSS CAPITAL, LLC
Signature:	By: /s/ Peder K. Davisson
Name: Peder K. Davisson
Title: President
Date:	November 13, 2007